SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     ________________________



                             FORM 8-K


                          CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of Earliest Event Reported): March 10, 1997



                 INTEGRATED WASTE SERVICES, INC.
      (Exact name of registrant as specified in its charter)





         New York               D-18478        16-1347088
(State or other jurisdiction) (Commission    (I.R.S. Employer
     of incorporation)        File Number)   Identification No.)



201 Ganson Street, Buffalo, New York               14203
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (716)852-2345




     Former name or former address, if changed since last report





Item 2.   Disposition on Assets


          On February 28, 1997, U. S. Dismantlement Corporation, a significant subsidiary of Integrated Waste Services, Inc., held a public auction to dispose of substantially all of its operating equipment. All of the equipment offered for sale was sold, and the gross proceeds were approximately $3.5 million. The auction was part of the winding down of operations at the Chicago based U.S. Dismantlement Corporation. Certain other assets of the subsidiary have been sold and/or are in the process of being sold.










































                             SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              INTEGRATED WASTE SERVICES, INC.



                              By: s/James F. Williams
                                   James F. Williams
                                   Chief Executive Officer
                                   (Duly authorized officer)






Date:  March 10, 1997